Exhibit 99.1

AbbVie and Xilio Therapeutics Announce Collaboration and Option Agreement to Develop
Novel Tumor-Activated Immunotherapies

•	Collaboration will combine AbbVie’s oncology expertise and Xilio’s proprietary tumor-activation technology to develop novel immunotherapies, including masked T-cell engagers
•	Xilio to host investor conference call and webcast today at 8:30 am EST

NORTH CHICAGO, IL and WALTHAM, MA, February 12, 2025 – AbbVie (NYSE: ABBV) and Xilio Therapeutics, Inc. (Nasdaq: XLO), a clinical-stage biotechnology company discovering and developing tumor-activated immuno-oncology therapies for people living with cancer, today announced a  collaboration and option-to-license agreement to develop novel tumor-activated, antibody-based immunotherapies, including masked T-cell engagers, leveraging Xilio’s proprietary technology.

Xilio has developed a proprietary, clinically-validated platform technology for tumor-activated biologics. The company is advancing a pipeline of novel, clinical and pre-clinical immunotherapies, including masked multispecific molecules, designed to achieve tumor-selective activation by leveraging masking and other unique components that are optimized for the specific target. This allows focused activity within the tumor microenvironment with the goal of minimizing systemic adverse events.

“AbbVie is committed to expanding our R&D efforts in oncology. This includes investigation of novel immunotherapy approaches that aim to generate improved next-generation cancer treatments for patients in need,” said Theodora S. Ross, M.D., Ph.D., vice president, early oncology research and development, AbbVie. “This partnership with the Xilio team, further exemplifies our commitment.”

“This collaboration with AbbVie, a global leader in developing and commercializing oncology therapies, allows us to accelerate the expansion of our technology to next-generation immunotherapies, including T-cell engagers,” said Uli Bialucha, Ph.D., chief scientific officer of Xilio. “We look forward to working with the AbbVie team to apply our deep protein engineering expertise coupled with tumor-selective activation through our novel formats for masked T-cell engagers.”

Under the terms of the agreement, Xilio will receive $52.0 million in total upfront payments, including a $10.0M equity investment, and will be eligible to receive up to approximately $2.1 billion in total contingent payments for option-related fees and milestones plus tiered royalties.

Xilio Investor Conference Call Information

Xilio will host a conference call and webcast today at 8:30 am EST. Viewers can access the webcast by using this link. Listeners who require dial-in access should register here to receive a unique PIN and information to join the call. Listeners are encouraged to join at least 15 minutes prior to the scheduled start time. The webcast will also be accessible under “Events & Presentations” in the Investors & Media section of the Xilio Therapeutics website at https://ir.xiliotx.com. A replay of the webcast will be archived on the website for 30 days following the presentation.

About AbbVie

AbbVie's mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas – immunology, oncology, neuroscience, and eye care – and products and services in our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X (formerly Twitter), and YouTube.

About AbbVie in Oncology

At AbbVie, we are committed to transforming standards of care for patients living with difficult-to-treat cancers. We are advancing a dynamic pipeline of investigational therapies across a range of cancer types in both blood cancers and solid tumors. We are focusing on creating targeted medicines that either impede the reproduction of cancer cells or enable their elimination. We achieve this through various, targeted treatment modalities and biology interventions, including small molecule therapeutics, antibody-drug conjugates (ADCs), immuno-oncology-based therapeutics, multispecific antibody and in situ CAR-T platforms. Our dedicated and experienced team joins forces with innovative partners to accelerate the delivery of potential breakthrough medicines.

Today, our expansive oncology portfolio comprises approved and investigational treatments for a wide range of blood and solid tumors. We are evaluating more than 20 investigational medicines in multiple clinical trials across some of the world's most widespread and debilitating cancers. As we work to have a remarkable impact on people's lives, we are committed to exploring solutions to help patients obtain access to our cancer medicines. For more information, please visit http://www.abbvie.com/oncology.

About Xilio Therapeutics

Xilio Therapeutics is a clinical-stage biotechnology company discovering and developing tumor-activated immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. The company is using its proprietary platform to advance a pipeline of novel, tumor-activated clinical and preclinical I-O molecules that are designed to optimize the therapeutic index by localizing anti-tumor activity within the tumor microenvironment, including tumor-activated cytokines, antibodies, bispecifics and immune cell engagers. Learn more by visiting www.xiliotx.com and follow us on LinkedIn (Xilio Therapeutics, Inc.).

AbbVie Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2023 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its subsequent Quarterly Reports on Form 10-Q. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Xilio Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the development of novel tumor-activated, antibody-based immunotherapies, the expansion of Xilio’s platform technology, Xilio’s receipt of future contingent milestones, option fees and/or royalties; and Xilio’s strategy, goals, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, general market conditions; risks and uncertainties related to ongoing and planned research and development activities, including initiating, conducting or completing preclinical studies and clinical trials and the timing and results of such preclinical studies or clinical trials; the delay of any current or planned preclinical studies or clinical trials or the development of Xilio’s current or future product candidates; Xilio’s ability to obtain and maintain sufficient preclinical and clinical supply of current or future product candidates; Xilio’s advancement of multiple early-stage immune cell engager programs; interim or preliminary preclinical or clinical data or results, which may not be replicated in or predictive of future preclinical or clinical data or results; Xilio’s ability to successfully demonstrate the safety and efficacy of product candidates and gain approval of product candidates on a timely basis, if at all; results from preclinical studies or clinical trials for product candidates, which may not support further development of such product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of current or future clinical trials; Xilio’s ability to obtain, maintain and enforce patent and other intellectual property protection for current or future product candidates; Xilio’s ability to obtain and maintain sufficient cash resources to fund its operations; the impact of international trade policies on Xilio’s business, including U.S. and China trade policies; Xilio’s ability to maintain its collaboration and partnership agreements with Roche, Gilead and AbbVie. These and other risks and uncertainties are described in greater detail in the sections entitled “Risk Factor Summary” and “Risk Factors” in Xilio’s filings with the U.S. Securities and Exchange Commission (SEC), including Xilio’s most recent Quarterly Report on Form 10-Q and any other filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

AbbVie Investor and Media Contacts

Media

Sourojit (Jit) Bhowmick, Ph.D.

jit.bhowmick@abbvie.com

Investors

Liz Shea

liz.shea@abbvie.com

Xilio Investor and Media Contact

Scott Young
Vice President, Investor Relations and Corporate Communications
investors@xiliotx.com